Exhibit 99.2

Table of Contents Page Selected Financial Highlights 1 Consolidated Statements of Operations (unaudited) 2 Net Income (Loss) Reconciliation to Operating Income 3-4 Consolidated Balance Sheets (unaudited) 5 Adjusted Book Value 6 Claims Paying Resources 7 New Business Production 8 Financial Guaranty Gross Par Written 9 New Business Production by Quarter 10 Available-for-Sale Investment Portfolio and Cash 11 Estimated Net Exposure Amortization and Estimated Future Net Premium and Credit Derivative Revenues 12 Expected Amortization of Net Par Outstanding 13 Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed 14 Financial Guaranty Profile 15-17 Direct Pooled Corporate Obligations Profile 18 Consolidated U.S. RMBS Profile 19 Direct U.S. RMBS Profile 20-21 Direct U.S. Commercial Real Estate Profile 22 Direct U.S. Consumer Receivables Profile 23 Below Investment Grade Exposures 24-28 Assured Guaranty Ltd. Financial Supplement September 30, 2011 Largest Exposures by Sector 29-32 Rollforward of Net Expected Loss and Loss Adjustment Expense to be Paid 33 Financial Guaranty Insurance and Credit Derivative U.S. RMBS Representations and Warranties Benefit Development 34 Losses Incurred 35 Summary Financial and Statistical Data 36 Glossary 37-38 Non-GAAP Financial Measures 39-40 Some amounts in this financial supplement may not add due to rounding. This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2010, as amended, and its Quarterly Reports on Form 10-Q for the period ended March 31, 2011 and June 30, 2011, each as amended, and its Quarterly Report on Form 10-Q for the period ended September 30, 2011. The GAAP financial results and non-GAAP financial measures contained in this Financial Supplement reflect the Company’s restatement of its previously issued 2010 and 2009 financial statements to correct the elimination of intercompany activity between the Company’s insurance subsidiaries and its consolidated financial guaranty variable interest entities and other immaterial errors. Cautionary Statement Regarding Forward-Looking Statements: Any forward-looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The Company’s forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries and/or of transactions that AGL’s subsidiaries have insured, all of which have occurred in the past; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, the Company’s loss experience, its ability to cede exposure to reinsurers, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) more severe or frequent losses implicating the adequacy of the Company’s expected loss estimates; (5) the impact of market volatility on the mark-to-market of the Company’s contracts written in credit default swap form; (6) reduction in the amount of insurance or reinsurance opportunities available to the Company; (7) deterioration in the financial condition of our reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amount s owed to us under our reinsurance agreements; (8) the possibility that the Company will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (9) increased competition; (10) changes in applicable accounting policies or practices; (11) changes in applicable laws or regulations, including insurance and tax laws; (12) other governmental actions; (13) difficulties with the execution of the Company’s business strategy; (14) contract cancellations; (15) the Company’s dependence on customers; (16) loss of key personnel; (17) adverse technological developments; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risks and uncertainties that have not been identified at this time; (21) management’s response to these factors; and (22) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.

Selected Financial Highlights

(dollars in millions, except per share amounts)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Operating income reconciliation:				
Operating income	$ 38.3	$ 222.6	$ 430.9	$ 511.4
Plus after-tax adjustments:				
Realized gains (losses) on investments	(12.6)	(1.3)	(13.5)	1.1
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	800.1	(187.1)	508.8	84.3
Fair value gains (losses) on committed capital securities	1.6	(3.6)	2.3	3.8
Foreign exchange gains (losses) on revaluation of premiums receivable	(15.5)	24.4	(2.5)	(17.6)
Effect of consolidating financial guaranty variable interest entities ("VIEs")	(50.7)	109.6	(66.8)	94.2
Net income (loss)	$ 761.2	$ 164.6	$ 859.2	$ 677.2
Earnings per diluted share:				
Operating income	$ 0.21	$ 1.19	$ 2.31	$ 2.70
Plus after-tax adjustments:				
Realized gains (losses) on investments	(0.07)	(0.01)	(0.07)	0.01
Non-credit impairment unrealized fair value gains (losses) on credit	4.34	(1.00)	2.72	0.45
Fair value gains (losses) on committed capital securities	0.01	(0.02)	0.01	0.02
Foreign exchange gains (losses) on revaluation of premiums	(0.08)	0.13	(0.01)	(0.09)
Effect of consolidating financial guaranty VIEs	(0.28)	0.59	(0.36)	0.50
Net income (loss)	$ 4.13	$ 0.88	$ 4.61	$ 3.58
Effective tax rate on operating income	32.6%	(2.8)%	26.3%	19.4%
Effective tax rate on net income	27.9%	(8.5)%	27.3%	21.4%
Return on equity ("ROE") calculations [1]:				
ROE, excluding unrealized gain (loss) on investment portfolio	73.7%	17.6%	28.2%	25.1%
Operating ROE	3.0%	19.8%	11.6%	15.6%
New Business:				
Gross par written	$ 4,608	$ 7,426	$ 11,300	$ 22,875
Present value of new business production ("PVP") [2]	$ 50.8	$ 88.9	$ 155.2	$ 257.6

Other information:	As of September 30, 2011	As of December 31, 2010
Net debt service outstanding	$ 865,692	$ 927,143
Net par outstanding	571,725	617,131
Claims paying resources [3]	13,002	12,630

1. Quarterly ROE calculations represent annualized returns.
2. Please refer to the explanation within the Non-GAAP Financial Measures.
3. See page 7 for additional detail on claims paying resources.

Page 1

Assured Guaranty Ltd.

Consolidated Statements of Operations (unaudited)

(dollars and shares in millions, except per share amounts)

	Three Months Ended September 30, 2011	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010
Revenues:				
Net earned premiums	$ 211.1	$ 288.7	$ 695.1	$ 900.4
Net investment income	93.5	85.6	290.7	260.8
Net realized investment gains (losses)	(11.1)	(2.4)	(13.4)	(1.4)
Net change in fair value of credit derivatives:				
Realized gains and other settlements	0.5	52.4	25.1	117.5
Net unrealized gains (losses)	1,155.4	(276.4)	829.8	10.8
Net change in fair value of credit derivatives	1,155.9	(224.0)	854.9	128.3
Fair value gains (losses) on committed capital securities	2.4	(5.5)	3.5	5.8
Net change in fair value of financial guaranty VIEs	(99.2)	171.3	(153.9)	135.0
Other income	(7.6)	33.8	63.4	7.4
Total revenues	**1,345.0**	**347.5**	**1,740.3**	**1,436.3**
Expenses:				
Loss and loss adjustment expenses	214.9	110.8	313.3	307.4
Amortization of deferred acquisition costs	7.3	8.0	24.2	23.1
Assured Guaranty Municipal Holdings Inc. ("AGMH") acquisition-related expenses	-	-	-	6.8
Interest expense	24.9	24.9	74.4	74.9
Other operating expenses	41.9	52.2	147.2	162.2
Total expenses	**289.0**	**195.9**	**559.1**	**574.4**
Income (loss) before income taxes	**1,056.0**	**151.6**	**1,181.2**	**861.9**
Provision (benefit) for income taxes	294.8	(13.0)	322.0	184.7
Net income (loss)	**$ 761.2**	**$ 164.6**	**$ 859.2**	**$ 677.2**
Less after-tax adjustments:				
Realized gains (losses) on investments	(12.6)	(1.3)	(13.5)	1.1
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	800.1	(187.1)	508.8	84.3
Fair value gains (losses) on committed capital securities	1.6	(3.6)	2.3	3.8
Foreign exchange gains (losses) on revaluation of premiums receivable	(15.5)	24.4	(2.5)	(17.6)
Effect of consolidating financial guaranty VIEs	(50.7)	109.6	(66.8)	94.2
Operating income	**$ 38.3**	**$ 222.6**	**$ 430.9**	**$ 511.4**
Weighted average shares outstanding				
Basic shares outstanding	183.2	183.7	183.7	184.0
Diluted shares outstanding [1]	184.0	187.3	186.3	188.9
Shares outstanding at the end of period	182.2	183.7		
Effect of refundings and accelerations, net				
Net earned premiums from refundings and accelerations	$ 26.8	$ 21.2	$ 77.4	$ 52.0
Operating income effect	18.8	13.9	52.9	33.7
Operating income per diluted share effect	0.10	0.07	0.28	0.18

1. Non-GAAP diluted shares outstanding were 184.0 million and 187.5 million for the three months ended September 30, 2011 and 2010, respectively, and 186.3 million and 189.1 million for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 2

Assured Guaranty Ltd.

Net Income (Loss) Reconciliation to Operating Income

(in millions)

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$ 211.1	$ (19.4) (1)	$ 230.5	$ 288.7	$ (12.8) (1)	$ 301.5
Net investment income	93.5	(4.0) (1)	97.5	85.6	-	85.6
Net realized investment gains (losses)	(11.1)	(11.1) (2)	-	(2.4)	(2.4) (2)	-
Net change in fair value of credit derivatives:						
Realized gains and other settlements	0.5	0.5	-	52.4	52.4	-
Net unrealized gains (losses)	1,155.4	1,155.4	-	(276.4)	(276.4)	-
Credit derivative revenues	-	(41.4)	41.4	-	(50.7)	50.7
Net change in fair value of credit derivatives	1,155.9	1,114.5 (3)	41.4	(224.0)	(274.7) (3)	50.7
Fair value gain (loss) on committed capital securities	2.4	2.4 (4)	-	(5.5)	(5.5) (4)	-
Net change in fair value of financial guaranty VIEs	(99.2)	(99.2) (1)	-	171.3	171.3 (1)	-
Other income	(7.6)	(23.0) (5)	15.4	33.8	33.6 (5)	0.2
Total revenues	**1,345.0**	**960.2**	**384.8**	**347.5**	**(90.5)**	**438.0**
Expenses:						
Loss expense:						
Financial guaranty insurance	214.9	(37.9) (1)	252.8	110.8	(10.2) (1)	121.0
Credit derivatives	-	(0.9) (3)	0.9	-	(15.4) (3)	15.4
Amortization of deferred acquisition costs	7.3	-	7.3	8.0	-	8.0
AGMH acquisition-related expenses	-	-	-	-	-	-
Interest expense	24.9	-	24.9	24.9	-	24.9
Other operating expenses	41.9	-	41.9	52.2	-	52.2
Total expenses	**289.0**	**(38.8)**	**327.8**	**195.9**	**(25.6)**	**221.5**
Income (loss) before income taxes	**1,056.0**	**999.0**	**57.0**	**151.6**	**(64.9)**	**216.5**
Provision (benefit) for income taxes	294.8	276.1 (6)	18.7	(13.0)	(6.9) (6)	(6.1)
Net income (loss)	**$ 761.2**	**$ 722.9**	**$ 38.3**	**$ 164.6**	**$ (58.0)**	**$ 222.6**

1. Adjustments to eliminate the effects of consolidating financial guaranty VIEs.
2. Adjustments to eliminate realized gains (losses) on investments.
3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.
4. Adjustments to eliminate fair value gain (loss) on committed capital securities.
5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable, reclassification of termination fees on credit derivative contracts and net realized investment gains (losses) on trading portfolio.
6. Tax effect of the above adjustments.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 3

Assured Guaranty Ltd.

Net Income (Loss) Reconciliation to Operating Income

(in millions)

	Nine Months Ended September 30, 2011			Nine Months Ended September 30, 2010		
	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results	GAAP Income Statement As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Results
Revenues:						
Net earned premiums	$ 695.1	$ (56.8) (1)	$ 751.9	$ 900.4	$ (34.4) (1)	$ 934.8
Net investment income	290.7	(4.7) (1)	295.4	260.8	-	260.8
Net realized investment gains (losses)	(13.4)	(13.4) (2)	-	(1.4)	(1.4) (2)	-
Net change in fair value of credit derivatives:						
Realized gains and other settlements	25.1	25.1	-	117.5	117.5	-
Net unrealized gains (losses)	829.8	829.8	-	10.8	10.8	-
Credit derivative revenues	-	(150.8)	150.8	-	(157.1)	157.1
Net change in fair value of credit derivatives	854.9	704.1 (3)	150.8	128.3	(28.8) (3)	157.1
Fair value gain (loss) on committed capital securities	3.5	3.5 (4)	-	5.8	5.8 (4)	-
Net change in fair value of financial guaranty VIEs	(153.9)	(153.9) (1)	-	135.0	135.0 (1)	-
Other income	63.4	19.8 (5)	43.6	7.4	(13.2) (5)	20.6
Total revenues	**1,740.3**	**498.6**	**1,241.7**	**1,436.3**	**63.0**	**1,373.3**
Expenses:						
Loss expense:						
Financial guaranty insurance	313.3	(105.5) (1)	418.8	307.4	(44.4) (1)	351.8
Credit derivatives	-	7.5 (3)	(7.5)	-	(119.9) (3)	119.9
Amortization of deferred acquisition costs	24.2	-	24.2	23.1	-	23.1
AGMH acquisition-related expenses	-	-	-	6.8	-	6.8
Interest expense	74.4	-	74.4	74.9	-	74.9
Other operating expenses	147.2	-	147.2	162.2	-	162.2
Total expenses	**559.1**	**(98.0)**	**657.1**	**574.4**	**(164.3)**	**738.7**
Income (loss) before income taxes	**1,181.2**	**596.6**	**584.6**	**861.9**	**227.3**	**634.6**
Provision (benefit) for income taxes	322.0	168.3 (6)	153.7	184.7	61.5 (6)	123.2
Net income (loss)	**$ 859.2**	**$ 428.3**	**$ 430.9**	**$ 677.2**	**$ 165.8**	**$ 511.4**

1. Adjustments to eliminate the effects of consolidating financial guaranty VIEs.
2. Adjustments to eliminate realized gains (losses) on investments.
3. Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.
4. Adjustments to eliminate fair value gain (loss) on committed capital securities.
5. Adjustments to eliminate foreign exchange gains (losses) on revaluation of net premiums receivable, reclassification of termination fees on credit derivative contracts and net realized investment gains (losses) on trading portfolio.
6. Tax effect of the above adjustments.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 4

Assured Guaranty Ltd. Consolidated Balance Sheets (unaudited) September 30, December 31, 2011 2010 Assets: Investment portfolio: Fixed maturity securities, available-for-sale, at fair value 10,091.2 $ 9,402.3 $ Short-term investments, at fair value 873.3 1,055.6 Other invested assets 298.0 283.0 Total investment portfolio 11,262.5 10,740.9 Cash 173.3 108.4 Premiums receivable, net of ceding commissions payable 987.1 1,167.6 Ceded unearned premium reserve 747.5 821.8 Deferred acquisition costs 231.0 239.8 Reinsurance recoverable on unpaid losses 48.0 22.3 Salvage and subrogation recoverable 360.2 1,032.4 Credit derivative assets 467.2 592.9 Deferred tax asset, net 676.2 1,259.1 Current income tax receivable 203.6 - Financial guaranty VIE assets, at fair value 3,005.4 3,657.5 Other assets 243.0 199.2 Total assets 18,405.0 $ 19,841.9 $ Liabilities and shareholders' equity: Liabilities: Unearned premium reserve 6,111.8 $ 6,972.9 $ Loss and loss adjustment expense reserve 670.7 574.4 Reinsurance balances payable, net 173.6 274.4 Long-term debt 1,041.7 1,052.9 Credit derivative liabilities 1,495.3 2,462.8 Current income tax payable - 93.0 Financial guaranty VIE liabilities with recourse, at fair value 2,575.6 3,030.9 Financial guaranty VIE liabilities without recourse, at fair value 1,133.0 1,337.2 Other liabilities 436.6 309.9 Total liabilities 13,638.3 16,108.4 Shareholders' equity: Common stock 1.8 1.8 Additional paid-in capital 2,567.6 2,585.4 Retained earnings 1,866.7 1,032.5 Accumulated other comprehensive income 327.1 111.8 Deferred equity compensation 3.5 2.0 Total shareholders' equity 4,766.7 3,733.5 Total liabilities and shareholders' equity 18,405.0 $ 19,841.9 $ As of : (in millions) Page 5

Total Per share Total Per share Reconciliation of shareholders' equity to adjusted book value: Shareholders' equity 4,766.7 $ 26.16 $ 3,733.5 $ 20.32 $ Less after-tax adjustments: Effect of consolidating financial guaranty VIEs (393.4) (2.16) (371.4) (2.02) Non-credit impairment unrealized fair value gains (losses) on credit derivatives (237.1) (1.30) (763.0) (4.15) Fair value gains (losses) on committed capital securities 14.5 0.08 12.2 0.07 Unrealized gain (loss) on investment portfolio excluding foreign exchange effect 271.2 1.49 101.2 0.55 Operating shareholders' equity 5,111.5 $ 28.05 $ 4,754.5 $ 25.88 $ After-tax adjustments: Less: Deferred acquisition costs 236.1 1.30 248.4 1.35 Plus: Net present value of estimated net future credit derivative revenue 331.4 1.82 424.8 2.31 Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed 3,698.1 20.30 4,058.0 22.08 Adjusted book value 8,904.9 $ 48.87 $ 8,988.9 $ 48.92 $ Note: Please refer to the explanation within the Non-GAAP Financial Measures. Assured Guaranty Ltd. Adjusted Book Value (dollars in millions, except per share amounts) September 30, 2011 December 31, 2010 As of : Page 6

Assured Guaranty Ltd.

Claims Paying Resources

(dollars in millions)

	As of September 30, 2011				
	Assured Guaranty Corp.	Assured Guaranty Re Ltd. [1]	Assured Guaranty Municipal Corp.	Eliminations [2]	Consolidated
Claims paying resources					
Policyholders' surplus	$ 1,112	$ 1,180	$ 1,301	$ (300)	$ 3,293
Contingency reserve	606	-	1,804	-	2,410
Qualified statutory capital	**1,718**	**1,180**	**3,105**	**(300)**	**5,703**
Unearned premium reserve	835	1,027	2,207	-	4,069
Loss and loss adjustment expense reserves [3,4]	383	246	440	-	1,069
Total policyholders' surplus and reserves	**2,936**	**2,453**	**5,752**	**(300)**	**10,841**
Present value of installment premium [4]	418	252	593	-	1,263
Standby line of credit/stop loss	200	200	498	-	898
Total claims paying resources	**$ 3,554**	**$ 2,905**	**$ 6,843**	**$ (300)**	**$ 13,002**
Net par outstanding [5]	$ 107,972	$ 132,464	$ 319,016	$ (1,658)	$ 557,794
Net debt service outstanding [5]	$ 158,578	$ 214,767	$ 480,990	$ (3,795)	$ 850,540
Ratios:					
Net par outstanding to qualified statutory capital	63:1	112:1	103:1		98:1
Capital ratio [6]	92:1	182:1	155:1		149:1
Financial resources ratio [7]	45:1	74:1	70:1		65:1

1. Assured Guaranty Re Ltd. ("AG Re") numbers are the Company's estimate of U.S. statutory.
2. In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations represent second-to-pay policies between Assured Guaranty's insurance subsidiaries.
3. Reserves are reduced by approximately $1.6 billion for benefit related to representation and warranty recoverables.
4. Includes financial guaranty insurance and credit derivatives.
5. Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., the rights and interests of bondholders and their lien on pledged revenues or other security are terminated in accordance with bond documentation) and when such issue is economically defeased (i.e., bond documentation does not provide a procedure for termination of such rights, interests and lien other than through payment of all outstanding debt in full; funds are deposited in an escrow account for future payment of the debt; and if the funds deposited prove insufficient to pay the outstanding debt in full, the issuer continues to be legally obligated to make payment on such debt).
6. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
7. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Page 7

Assured Guaranty Ltd.

New Business Production

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2011	2010	2011	2010
Consolidated new business production analysis:				
PVP				
Public finance - U.S.:				
Primary markets	$ 33.7	$ 74.7	$ 96.4	$ 207.8
Secondary markets	5.9	9.8	22.0	32.4
Public finance - non-U.S.				
Primary markets	-	-	-	-
Secondary markets	-	-	-	0.7
Structured finance - U.S.	11.2	3.7	29.6	13.9
Structured finance - non-U.S.	-	0.7	7.2	2.8
Total PVP	**$ 50.8**	**$ 88.9**	**$ 155.2**	**$ 257.6**
Total PVP	$ 50.8	$ 88.9	$ 155.2	$ 257.6
Less: PVP of credit derivatives	-	-	-	-
PVP of financial guaranty insurance	50.8	88.9	155.2	257.6
Less: financial guaranty installment premium PVP	11.3	4.9	35.9	17.4
Total: financial guaranty upfront gross written premiums ("GWP")	39.5	84.0	119.3	240.2
Plus: financial guaranty installment GWP [1]	(17.9)	(6.4)	(92.2)	21.2
Total GWP	**$ 21.6**	**$ 77.6**	**$ 27.1**	**$ 261.4**
Consolidated financial guaranty gross par written:				
Public finance - U.S.				
Primary markets	$ 4,078	$ 6,785	$ 9,256	$ 19,138
Secondary markets	264	441	953	1,103
Public finance - non-U.S.				
Primary markets	-	-	-	-
Secondary markets	-	-	-	34
Structured finance - U.S.	266	200	1,091	2,600
Structured finance - non-U.S.	-	-	-	-
Total	**$ 4,608**	**$ 7,426**	**$ 11,300**	**$ 22,875**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 8

Financial Guaranty Gross Par Written by Asset Type Sector: Gross Par Written Avg. Internal Rating Gross Par Written Avg. Internal Rating U.S. public finance: General obligation 2,377 $ A 5,783 $ A Municipal utilities 758 A- 1,507 A Tax backed 629 A+ 1,461 A Higher education 229 A- 527 A Transportation 158 A- 482 A- Healthcare 1 A+ 233 A Other public finance 190 A 216 A- Total U.S. public finance 4,342 A 10,209 A Non-U.S. public finance: Total non-U.S. public finance - - - - Total public finance 4,342 $ A 10,209 $ A U.S. structured finance: Consumer receivables - $ - 700 $ Super Senior Insurance securitizations - - 100 A+ Other structure finance 266 A- 291 A- Total U.S. structured finance 266 A- 1,091 AAA Non-U.S. structured finance: Total non-U.S. structured finance - - - - Total structured finance 266 $ A- 1,091 $ AAA Total gross par written 4,608 $ A 11,300 $ A Note: Please refer to the Glossary for a description of internal ratings and sectors. Three Months Ended September 30, 2011 Assured Guaranty Ltd. Financial Guaranty Gross Par Written (in millions) Nine Months Ended September 30, 2011 Page 9

Assured Guaranty Ltd.

New Business Production by Quarter

(in millions)

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	3Q-11	Nine Months 2010	Nine Months 2011
PVP:									
Public finance - U.S.									
Primary markets	$ 60.4	$ 72.7	$ 74.7	$ 77.8	$ 26.7	$ 36.0	$ 33.7	$ 207.8	$ 96.4
Secondary markets	13.9	8.7	9.8	10.1	7.3	8.8	5.9	32.4	22.0
Public finance - non-U.S.									
Primary markets	-	-	-	-	-	-	-	-	-
Secondary markets	-	0.7	-	-	-	-	-	0.7	-
Structured finance - U.S.	4.5	5.7	3.7	16.3	11.3	7.1	11.2	13.9	29.6
Structured finance - non-U.S.	-	2.1	0.7	0.9	7.2	-	-	2.8	7.2
Total PVP	**$ 78.8**	**$ 89.9**	**$ 88.9**	**$ 105.1**	**$ 52.5**	**$ 51.9**	**$ 50.8**	**$ 257.6**	**$ 155.2**

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	3Q-11	Nine Months 2010	Nine Months 2011
Total PVP	$ 78.8	$ 89.9	$ 88.9	$ 105.1	$ 52.5	$ 51.9	$ 50.8	$ 257.6	$ 155.2
Less: PVP of credit derivatives	-	-	-	-	-	-	-	-	-
PVP of financial guaranty insurance	78.8	89.9	88.9	105.1	52.5	51.9	50.8	257.6	155.2
Less: financial guaranty installment premium PVP	4.5	8.0	4.9	15.8	18.7	5.9	11.3	17.4	35.9
Total: financial guaranty upfront GWP	74.3	81.9	84.0	89.3	33.8	46.0	39.5	240.2	119.3
Plus: financial guaranty installment GWP [1]	17.8	9.8	(6.4)	(128.4)	(45.3)	(29.0)	(17.9)	21.2	(92.2)
Total financial guaranty GWP	92.1	91.7	77.6	(39.1)	(11.5)	17.0	21.6	261.4	27.1
Plus: other GWP	-	-	-	-	-	-	-	-	-
Total GWP	**$ 92.1**	**$ 91.7**	**$ 77.6**	**$ (39.1)**	**$ (11.5)**	**$ 17.0**	**$ 21.6**	**$ 261.4**	**$ 27.1**

	1Q-10	2Q-10	3Q-10	4Q-10	1Q-11	2Q-11	3Q-11	Nine Months 2010	Nine Months 2011
Consolidated financial guaranty gross par written[2]:									
Public finance - U.S.									
Primary markets	$ 5,816	$ 6,537	$ 6,785	$ 7,057	$ 1,886	$ 3,292	$ 4,078	$ 19,138	$ 9,256
Secondary markets	372	290	441	464	333	356	264	1,103	953
Public finance - non-U.S.									
Primary markets	-	-	-	-	-	-	-	-	-
Secondary markets	-	34	-	-	-	-	-	34	-
Structured finance - U.S.	1,000	1,400	200	363	100	725	266	2,600	1,091
Structured finance - non-U.S.	-	-	-	-	-	-	-	-	-
Total	**$ 7,188**	**$ 8,261**	**$ 7,426**	**$ 7,884**	**$ 2,319**	**$ 4,373**	**$ 4,608**	**$ 22,875**	**$ 11,300**

1. Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.
2. Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 10

Assured Guaranty Ltd.

Available-for-Sale Investment Portfolio and Cash
As of September 30, 2011
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income[1]
Investment portfolio, available-for-sale:					
Fixed maturity securities:					
U.S. Treasury securities and obligations					
of U.S. government agencies	$ 483.2	2.77%	2.12%	$ 514.1	$ 13.4
Agency obligations	379.5	3.75%	3.08%	422.3	14.2
Foreign government securities	331.0	3.10%	2.02%	336.6	10.3
Obligations of states and political subdivisions	3,382.7	4.03%	3.81%	3,583.2	136.5
Insured obligations of state and political subdivisions [2]	1,684.1	4.75%	4.50%	1,785.3	80.0
Corporate securities	1,064.7	3.55%	2.94%	1,110.7	37.8
Mortgage-backed securities ("MBS") [3]:					
Residential MBS ("RMBS") [4]	1,481.5	5.56%	4.44%	1,398.7	82.3
Commercial MBS ("CMBS")	490.8	4.15%	3.50%	508.4	20.4
Asset-backed securities [5]	492.5	5.19%	3.74%	501.1	25.6
Total fixed maturity securities	9,790.0	4.29%	3.74%	10,160.4	420.4
Short-term investments	832.5	0.04%	0.03%	832.5	0.3
Cash[6]	173.3	-	-	173.3	-
Total	**$ 10,795.8**	**3.96%**	**3.45%**	**$ 11,166.2**	**$ 420.7**
Less: financial guaranty VIEs	99.0	11.17%	7.26%	28.4	11.1
Total	**$ 10,696.8**	**3.85%**	**3.38%**	**$ 11,137.8**	**$ 409.7**

Ratings [7]:	Fair Value	% of Portfolio
U.S. Treasury securities and obligations		
of U.S. government agencies	$ 514.1	5.1%
Agency obligations	422.3	4.2%
AAA/Aaa	1,940.9	19.1%
AA/Aa	5,324.9	52.4%
A/A	1,522.1	15.0%
BBB	15.1	0.1%
Below investment grade ("BIG") [8]	224.7	2.2%
Not rated [8]	196.3	1.9%
Total fixed maturity securities available-for-sale	$ 10,160.4	100.0%
Less: financial guaranty VIEs	69.2	
Total fixed maturity securities available-for-sale	$ 10,091.2	

Duration of available-for-sale investment portfolio (in years):	**4.7**
Average ratings of available-for-sale investment portfolio	**AA**

1. Represents annualized investment income based on amortized cost and pre-tax book yields.
2. Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's") average AA-. Includes $327.0 million insured by AGC and AGM.
3. Contains no U.S. subprime RMBS.
4. Includes investments purchased for loss mitigation purposes.
5. Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").
6. Represents operating cash and is not included in yield calculations.
7. Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.
8. Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,338.5 million in par with carrying value of $411.1 million.

Page 11

Assured Guaranty Ltd.

Estimated Net Exposure Amortization [1] and Estimated Future Net Premium and Credit Derivative Revenues

(in millions)

	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Financial Guaranty Insurance [2] Expected PV Net Earned Premiums [3]	Financial Guaranty Insurance [2] Accretion of Discount	Financial Guaranty Insurance [2] Future Net Premiums Earned	Future Credit Derivative Revenues [4]	Total
2011 (as of September 30)		$ 865,692					
2011 (October 1 - December 31)	$ 17,346	848,346	$ 167.2	$ 7.1	$ 174.3	$ 36.4	$ 210.7
2012	67,074	781,272	579.8	26.7	606.5	128.1	734.6
2013	59,892	721,380	483.0	24.6	507.6	100.2	607.8
2014	63,431	657,949	425.4	22.8	448.2	71.4	519.6
2015	52,308	605,641	376.0	21.0	397.0	49.2	446.2
2011-2015	260,051	605,641	2,031.4	102.2	2,133.6	385.3	2,518.9
2016-2020	196,218	409,423	1,406.1	83.8	1,489.9	127.3	1,617.2
2021-2025	155,255	254,168	882.4	56.2	938.6	62.5	1,001.1
2026-2030	108,371	145,797	538.3	35.7	574.0	44.1	618.1
After 2030	145,797	-	579.5	31.0	610.5	51.2	661.7
Total	$ 865,692		$ 5,437.7	$ 308.9	$ 5,746.6	$ 670.4	$ 6,417.0

1. Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2011. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.
2. See page 14 for "Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed."
3. Excludes $423.7 million in expected present value of net earned premiums related to VIEs.
4. Excludes contracts with credit impairment.

Page 12

Structured Finance U.S. and Other Estimated Non-U.S. Pooled U.S. Financial Structured Ending Net Par Corporate RMBS Products 1 Finance Total Outstanding 2011 (as of September 30) 124,393 $ 2011 (October 1 - December 31) 2,929 $ 1,381 $ 60 $ 1,526 $ 5,896 $ 118,497 2012 12,104 4,464 1,059 3,946 21,573 96,924 2013 12,413 3,242 823 1,717 18,195 78,729 2014 18,746 2,281 630 1,837 23,494 55,235 2015 9,144 1,921 341 3,257 14,663 40,572 2011-2015 55,336 13,289 2,913 12,283 83,821 40,572 2016-2020 13,550 5,318 466 3,506 22,840 17,732 2021-2025 2,373 2,220 602 1,863 7,058 10,674 2026-2030 435 805 570 499 2,309 8,365 After 2030 3,242 832 1,258 3,033 8,365 - Total structured finance 74,936 $ 22,464 $ 5,809 $ 21,184 $ 124,393 $ Public Finance Estimated Estimated Net Par Ending Net Par Amortization Outstanding 2011 (as of September 30) 447,332 $ 2011 (October 1 - December 31) 5,358 $ 441,974 2012 22,637 419,337 2013 20,243 399,094 2014 19,853 379,241 2015 18,807 360,434 2011-2015 86,898 360,434 2016-2020 94,651 265,783 2021-2025 92,736 173,047 2026-2030 71,137 101,910 After 2030 101,910 - Total public finance 447,332 $ Net par outstanding (end of period): 1Q-10 2Q-10 3Q-10 4Q-10 1Q-11 2Q-11 3Q-11 Public finance - U.S. 430,112 $ 429,874 $ 426,584 $ 426,996 $ 417,367 $ 413,274 $ 408,065 $ Public finance - non-U.S. 41,406 39,573 42,125 40,743 41,828 41,226 39,267 Structured finance - U.S. 133,544 125,955 125,679 118,756 113,108 103,978 97,969 Structured finance - non-U.S. 34,403 32,112 33,684 30,636 29,984 28,718 26,424 Total 639,465 $ 627,514 $ 628,072 $ 617,131 $ 602,287 $ 587,196 $ 571,725 $ 1. See Glossary for description of financial products. Assured Guaranty Ltd. Expected Amortization of Net Par Outstanding (in millions) Estimated Net Par Amortization Page 13

Assured Guaranty Ltd.

Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of September 30, 2011
(in millions)

	Net Expected Loss to be Expensed [1]	
	Operating [2]	GAAP [2]
2011 (October 1 - December 31)	$ 48.7	$ 40.7
2012	133.5	108.5
2013	86.1	65.7
2014	67.6	49.5
2015	54.6	38.0
2011-2015	390.5	302.4
2016-2020	202.1	144.7
2021-2025	97.3	70.2
2026-2030	69.0	39.2
After 2030	64.6	27.0
Total expected PV of net expected loss to be expensed	**823.5**	**583.5**
Discount	380.0	353.8
Total future value	**$ 1,203.5**	**$ 937.3**

1. The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0% to 3.85%.
2. Operating income includes net expected loss to be expensed on consolidated VIEs. Losses on consolidated VIEs are eliminated for GAAP.

Page 14

Assured Guaranty Ltd.

Financial Guaranty Profile (1 of 3)

(in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2011		December 31, 2010	
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:				
General obligation	$ 174,385	A+	$ 181,799	A+
Tax backed	79,615	A+	83,403	A+
Municipal utilities	66,677	A	70,066	A
Transportation	35,543	A	36,973	A
Healthcare	19,740	A	21,592	A
Higher education	15,613	A+	15,687	A+
Housing	5,996	AA-	6,562	AA-
Infrastructure finance	4,194	BBB	4,092	BBB+
Investor-owned utilities	1,178	A-	1,505	A-
Other public finance	5,124	A-	5,317	A-
Total U.S. public finance	408,065	A+	426,996	A+
Non-U.S. public finance:				
Infrastructure finance	15,113	BBB	15,973	BBB
Regulated utilities	13,259	BBB+	13,978	BBB+
Pooled infrastructure	3,387	AA-	3,432	AA
Other public finance	7,508	A+	7,360	AA-
Total non-U.S. public finance	39,267	A-	40,743	A-
Total public finance	**$ 447,332**	**A**	**$ 467,739**	**A**
U.S. structured finance:				
Pooled corporate obligations	$ 54,820	AAA	$ 67,384	AAA
RMBS	22,464	BB	25,130	BB
Financial products	5,809	AA-	6,831	AA-
CMBS and other commercial real estate related exposures	4,835	AAA	7,084	AAA
Consumer receivables	4,745	A+	6,073	AA-
Commercial receivables	1,852	BBB+	2,139	BBB+
Insurance securitizations	1,643	A+	1,584	A+
Structured credit	434	B-	1,729	BBB
Other structured finance	1,367	A-	802	A-
Total U.S. structured finance	97,969	AA-	118,756	AA-
Non-U.S. structured finance:				
Pooled corporate obligations	20,116	AAA	22,610	AAA
RMBS	2,406	AA	3,394	AA+
Commercial receivables	1,316	BBB+	1,729	A-
Structured credit	1,061	BBB	1,267	BBB
Insurance securitizations	964	CCC-	964	CCC-
CMBS and other commercial real estate related exposures	183	AAA	251	AAA
Other structured finance	378	Super Senior	421	Super Senior
Total non-U.S. structured finance	26,424	AA+	30,636	AA+
Total structured finance	**$ 124,393**	**AA-**	**$ 149,392**	**AA**
Total net par outstanding	**$ 571,725**	**A+**	**$ 617,131**	**A+**

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 15

Assured Guaranty Ltd.

Financial Guaranty Profile (2 of 3)
As of September 30, 2011
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated	
Ratings:	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**	**Net Par Outstanding**	**%**
Super senior	$ -	0.0%	$ 1,386	3.5%	$ 17,544	17.9%	$ 6,664	25.2%	$ 25,594	4.5%
AAA	5,073	1.2%	1,383	3.5%	37,544	38.3%	12,159	46.0%	56,159	9.8%
AA	149,190	36.6%	1,094	2.8%	12,532	12.8%	1,255	4.7%	164,071	28.7%
A	208,837	51.2%	12,022	30.6%	5,086	5.2%	926	3.5%	226,871	39.7%
BBB	41,700	10.2%	21,231	54.1%	5,283	5.4%	3,589	13.7%	71,803	12.5%
BIG	3,265	0.8%	2,151	5.5%	19,980	20.4%	1,831	6.9%	27,227	4.8%
Total net par outstanding	**$ 408,065**	**100.0%**	**$ 39,267**	**100.0%**	**$ 97,969**	**100.0%**	**$ 26,424**	**100.0%**	**$ 571,725**	**100.0%**

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 16

Geographic Distribution of Financial Guaranty Portfolio U.S.: Net Par Public finance: Outstanding % of Total California 58,411 $ 10.2% New York 33,443 5.9% Pennsylvania 30,548 5.3% Texas 29,869 5.3% Illinois 25,983 4.5% Florida 25,946 4.5% New Jersey 17,227 3.0% Michigan 16,173 2.8% Massachusetts 11,616 2.0% Other states 158,849 27.9% Total public finance 408,065 71.4% Structured finance (multiple states) 97,969 17.1% Total U.S. 506,034 88.5% Non-U.S.: United Kingdom 24,963 4.4% Australia 8,163 1.4% Canada 4,129 0.7% France 2,563 0.4% Italy 2,209 0.4% Other 23,664 4.2% Total non-U.S. 65,691 11.5% Total net par outstanding 571,725 $ 100.0% Exposure to the Troubled Eurozone Countries Net Par Internal Outstanding Rating Italy 2,209 $ A-Spain 547 A Greece 291 B Portugal 156 BBB Ireland 41 BBB Total 3,244 $ A-Assured Guaranty Ltd. Financial Guaranty Profile (3 of 3) (dollars in millions) As of September 30, 2011 Page 17

Assured Guaranty Ltd.

Direct Pooled Corporate Obligations Profile
As of September 30, 2011
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

Ratings:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Super Senior	$ 19,160	26.1%	31.7%	30.8%
AAA	44,487	60.5%	29.4%	27.8%
AA	2,664	3.6%	41.7%	37.9%
A	503	0.7%	45.9%	40.3%
BBB	2,662	3.6%	35.4%	29.3%
BIG	4,043	5.5%	38.5%	19.2%
Total exposures	**$ 73,519**	**100.0%**	**31.3%**	**28.6%**

Distribution of Direct Pooled Corporate Obligations by Asset Class

Asset class:	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
CBOs/CLOs	$ 42,204	57.4%	31.7%	31.5%	AAA
Synthetic investment grade pooled corporates	13,379	18.2%	19.8%	18.4%	AAA
Synthetic high yield pooled corporates	5,094	6.9%	42.1%	36.0%	AAA
Market value CDOs of corporates	5,479	7.5%	34.1%	24.6%	AAA
Trust preferred [1]					
Banks and insurance	3,279	4.5%	46.7%	33.1%	BBB-
U.S. mortgage and real estate investment trusts	2,279	3.1%	50.0%	32.6%	BB
European mortgage and real estate investment trusts	907	1.2%	36.7%	34.1%	BBB-
Other pooled corporates	898	1.2%	25.2%	5.1%	BBB-
Total exposures	**$ 73,519**	**100.0%**	**31.3%**	**28.6%**	**AAA**

1. Prior to fourth quarter 2010, the ratio of average current credit enhancement for Trust Preferred Pooled Corporate Obligations was based on the value of the collateral as reported by the trustees, which for non-performing or low-rated collateral varied by transaction in accordance with the individual transaction documents. Beginning fourth quarter 2010, Assured Guaranty has made the measure consistent across transactions, assigning a value of 100% of the par to all performing securities, applying a standard haircut for restructured performing collateral, assigning recovery assumptions for defaulted collateral by collateral type, and making additional negative adjustments for transactions where the notional amount of interest rate hedges materially exceeds the amount of performing collateral requiring hedges.

Note: Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Page 18

Assured Guaranty Ltd.

Consolidated U.S. RMBS Profile
As of September 30, 2011
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
AAA	$ 7	$ 0	$ 382	$ 67	$ -	$ 1,989	$ -	$ 2,445
AA	22	26	227	274	25	1,981	-	2,554
A	2	1	22	3	10	865	-	902
BBB	126	-	12	355	205	598	-	1,296
BIG	603	1,035	3,430	4,842	2,387	2,924	46	15,267
Total exposures	$ 760	$ 1,061	$ 4,072	$ 5,541	$ 2,627	$ 8,357	$ 46	$ 22,464

Distribution of U.S. RMBS by Year Insured [1] and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Net Interest Margin	Total Net Par Outstanding
2004 and prior	$ 46	$ 1	$ 303	$ 119	$ 45	$ 1,540	$ 0	$ 2,054
2005	178	-	914	646	125	327	0	2,189
2006	126	448	1,224	436	619	3,546	0	6,398
2007	410	612	1,632	2,806	1,740	2,848	46	10,093
2008	-	-	-	1,534	98	98	-	1,730
Total exposures	$ 760	$ 1,061	$ 4,072	$ 5,541	$ 2,627	$ 8,357	$ 46	$ 22,464

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$ 1,333	$ 122	$ 46	$ 191	$ 364	$ 2,054
2005	129	145	1	135	1,781	2,189
2006	695	1,756	818	315	2,815	6,398
2007	272	391	38	559	8,833	10,093
2008	17	140	-	98	1,475	1,730
Total exposures	$ 2,445	$ 2,554	$ 902	$ 1,296	$ 15,267	$ 22,464
% of total	10.9%	11.4%	4.0%	5.8%	67.9%	100.0%

1. Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 19

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (1 of 2)

As of September 30, 2011

(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 174	43.2%	5.3%	1.3%	9.7%	6
2006	126	59.9%	8.4%	0.1%	17.3%	1
2007	410	54.4%	9.1%	3.5%	16.6%	1
2008	-	-	-	-	-	-
	$ 710	52.6%	8.1%	2.3%	15.0%	8

U.S. Closed End Seconds

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ -	-	-	-	-	-
2006	437	16.3%	-	59.8%	10.9%	2
2007	612	19.8%	-	65.3%	10.5%	10
2008	-	-	-	-	-	-
	$ 1,049	18.3%	-	63.0%	10.7%	12

U.S. HELOC

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 861	18.3%	2.7%	14.6%	12.2%	6
2006	1,202	29.5%	2.2%	32.8%	9.9%	7
2007	1,632	44.6%	3.3%	28.7%	7.1%	9
2008	-	-	-	-	-	-
	$ 3,695	33.5%	2.8%	26.7%	9.2%	22

U.S. Alt-A First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 644	35.9%	10.2%	5.6%	18.9%	21
2006	436	41.8%	0.0%	16.6%	37.2%	7
2007	2,806	53.3%	5.2%	11.9%	33.1%	12
2008	1,534	49.7%	23.4%	11.8%	30.3%	5
	$ 5,420	49.3%	10.5%	11.5%	31.0%	45

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 20

Assured Guaranty Ltd.

Direct U.S. RMBS Profile (2 of 2)
As of September 30, 2011
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 116	25.8%	7.6%	9.2%	37.2%	4
2006	613	49.5%	2.8%	13.6%	53.7%	7
2007	1,740	53.4%	3.9%	14.9%	41.0%	11
2008	98	56.5%	49.1%	10.2%	38.8%	1
	$ 2,566	51.4%	5.5%	14.1%	43.8%	23

U.S. Subprime First Lien

Year insured:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$ 316	35.4%	43.8%	6.0%	38.2%	6
2006	3,539	23.1%	61.7%	15.7%	37.6%	4
2007	2,848	54.2%	23.6%	17.0%	47.1%	13
2008	81	66.4%	28.9%	11.5%	28.1%	1
	$ 6,783	37.2%	44.5%	15.7%	41.5%	24

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 21

Assured Guaranty Ltd.

Direct U.S. Commercial Real Estate Profile
As of September 30, 2011
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$ 3,216	81.7%	36.5%	1.3%	7.8%	148
AAA	206	76.4%	26.9%	1.2%	11.2%	11
AA	-	-	-	-	-	-
A	169	49.5%	15.4%	1.4%	6.5%	1
BBB	-	-	-	-	-	-
BIG	-	-	-	-	-	-
Total exposures	**$ 3,591**	**79.9%**	**34.9%**	**1.3%**	**8.0%**	**160**

CDOs of U.S. Commercial Real Estate and CMBS[1]

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$ 664	77.0%	49.8%	51.8%
CDOs of CMBS[2]	198	23.0%	31.9%	59.8%
Total exposures	**$ 862**	**100.0%**	**45.7%**	**53.6%**

1. Represents other U.S. Commercial Real Estate not included in the table above.
2. Relates to vintages 2003 and prior.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Page 22

Distribution of Direct U.S. Consumer Receivables by Rating Rating: Credit Cards Student Loans Manufactured Housing Auto Total Net Par Outstanding Super senior 400 $ - $ - $ 700 $ 1,100 $ AAA - 392 - - 392 AA - - 69 960 1,029 A - - - 83 83 BBB - 869 42 - 911 BIG - - 149 - 149 Total exposures 400 $ 1,261 $ 260 $ 1,743 $ 3,664 $ Average rating Super Senior A BB+ AAA AA Avg. initial credit enhancement 62.2% 7.2% 27.5% 32.1% 26.5% Avg. current credit enhancement 62.2% 9.4% 25.5% 47.8% 34.6% Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. Assured Guaranty Ltd. Direct U.S. Consumer Receivables Profile (dollars in millions) As of September 30, 2011 Page 23

BIG Exposures by Asset Exposure Type September 30, 2011 December 31, 2010 U.S. public finance: General obligation 754 $ 882 $ Municipal utilities 663 541 Tax backed 460 430 Infrastructure finance 249 61 Transportation 243 162 Healthcare 135 333 Higher education 20 21 Housing - 8 Other public finance 741 721 Total U.S. public finance 3,265 3,159 Non-U.S. public finance: Infrastructure finance 1,735 1,506 Regulated utilities 9 289 Other public finance 407 - Total non-U.S. public finance 2,151 1,795 Total public finance 5,416 $ 4,954 $ U.S. structured finance: RMBS 15,267 $ 16,355 $ Pooled corporate obligations 3,455 2,976 Consumer receivables 474 425 Structured credit 371 399 Commercial receivables 252 240 Other structured finance 161 163 Total U.S. structured finance 19,980 20,558 Non-U.S. structured finance: Insurance securitizations 923 923 Pooled corporate obligations 892 355 Commercial receivables 16 16 Total non-U.S. structured finance 1,831 1,294 Total structured finance 21,811 $ 21,852 $ Total BIG net par outstanding 27,227 $ 26,806 $ 1. Assured Guaranty Ltd. Below Investment Grade Exposures (1 of 5) (in millions) Securities purchased for loss mitigation purposes represented $1,093.1 million and $489.3 million of gross par outstanding as of September 30, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $245.4 million and $251.8 million in gross par outstanding as of September 30, 2011 and December 31, 2010, respectively. Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. BIG Net Par Outstanding 1 Page 24

Assured Guaranty Ltd.

Below Investment Grade Exposures (2 of 5)

(in millions)

Net Par Outstanding by BIG Category [1]

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories	
	September 30, 2011 [2]	**December 31, 2010 [2]**
Category 1		
U.S. public finance	$ 2,064	$ 1,958
Non-U.S. public finance	2,151	1,794
U.S. structured finance	5,513	4,646
Non-U.S. structured finance	831	293
Total Category 1	10,559	8,691
Category 2		
U.S. public finance	339	282
Non-U.S. public finance	-	1
U.S. structured finance	6,749	8,889
Non-U.S. structured finance	1	2
Total Category 2	7,089	9,174
Category 3		
U.S. public finance	862	919
Non-U.S. public finance	-	-
U.S. structured finance	7,718	7,023
Non-U.S. structured finance	999	999
Total Category 3	9,579	8,941
BIG Total	**$ 27,227**	**$ 26,806**

1. Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. During the fourth quarter of 2010 the Company revised the definitions of the three BIG surveillance categories to more closely track its view of whether a transaction is expected to experience a loss, without regard to whether the probability weighted expected loss exceeded the unearned premium reserve. While the revisions resulted in a number of transactions moving between BIG categories, the Company estimates that the revisions had a relatively small impact on the totals in each category. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2. Securities purchased for loss mitigation purposes represented $1,093.1 million and $489.3 million of gross par outstanding as of September 30, 2011 and December 31, 2010, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $245.4 million and $251.8 million in gross par outstanding as of September 30, 2011 and December 31, 2010, respectively.

Page 25

Assured Guaranty Ltd.

Below Investment Grade Exposures (3 of 5)
As of September 30, 2011
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating
U.S. public finance:		
Jefferson County Alabama Sewer	$ 496	D
Detroit (City of) Michigan	385	BB
San Joaquin Hills California Transportation	243	BB
GMAC Military Housing Trust XVIII (Hickam Air Force Base Project Certificates 2007A)	216	BB
Jefferson County Alabama School Sales Tax Limited Obligation	176	BB
Guaranteed Student Loan Transaction	158	B
Detroit (City of) School District Michigan	152	BB
Guaranteed Student Loan Transaction	136	CCC
Vermont Student Assistance Corporation Guaranteed Student Loans Series 1993 F-J	136	B
Orlando Tourist Development Tax - Florida	118	BB+
Harrisburg (City of) Pennsylvania General Obligation	97	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation	87	BB+
Xenia Rural Water District, Iowa	82	B
Guaranteed Student Loan Transaction	73	B
Mashantucket Pequot Tribe, Connecticut	61	B
Bessemer City, Alabama - Water Revenue	59	BB+
Guaranteed Student Loan Transaction	58	B
Total	**$ 2,733**	
Non-U.S. public finance:		
Reliance Rail Finance Pty. Limited	$ 646	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	428	BB+
Hellenic Republic	291	B
Cross City Tunnel Motorway Finance Limited	289	BB
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	252	BB
Alte Liebe I Limited (Wind Farm)	96	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	BB+
Total	**$ 2,058**	
Total	**$ 4,791**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 26

Assured Guaranty Ltd.

Below Investment Grade Exposures (4 of 5)
As of September 30, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

Name or description	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
U.S. structured finance:				
U.S. RMBS:				
Deutsche Alt-A Securities Mortgage Loan 2007-2	$ 807	CCC	0.0%	30.8%
MABS 2007-NCW	562	B	30.6%	63.7%
Countrywide HELOC 2006-I	452	CCC	0.0%	7.0%
MASTR 2007-3 (NEGAM)	418	CCC	0.0%	53.4%
Private Residential Mortgage Transaction	417	B	17.1%	30.9%
Private Residential Mortgage Transaction	414	BB	20.4%	29.2%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	410	B	9.1%	16.6%
Countrywide HELOC 2006-F (includes $98.7 million repurchased, 32% owned)[1]	378	CCC	0.0%	18.1%
Option One 2007-FXD2	374	CCC	15.7%	31.9%
Private Residential Mortgage Transaction	373	CCC	19.3%	31.7%
Deutsche Alt-A Securities Mortgage Loan 2007-3	372	B	4.1%	23.4%
Private Residential Mortgage Transaction	354	BB	18.6%	27.2%
Private Residential Mortgage Transaction	336	CCC	9.5%	34.7%
CWALT Alternative Loan Trust 2007-HY9	336	B	4.5%	46.3%
Nomura Asset Accept. Corp. 2007-1 (includes $0.8 million repurchased, 1% owned)[1]	329	CCC	0.0%	38.4%
AAA Trust 2007-2	302	CCC	27.6%	43.8%
Harborview 2006-12	296	CCC	6.1%	59.8%
Countrywide Home Equity Loan Trust 2005-J	284	CCC	0.0%	17.3%
Countrywide Home Equity Loan Trust 2007-D	283	CCC	0.0%	8.4%
Countrywide HELOC 2005-D	270	CCC	0.0%	12.7%
Countrywide 2007-13	261	BB	30.4%	56.0%
Terwin Mortgage Trust 2006-12SL (includes $256.3 million repurchased, 100% owned)[1]	248	B	N/A	11.6%
Countrywide HELOC 2007-A (includes $21.7 million repurchased, 8% owned)[1]	236	CCC	0.0%	7.1%
CWABS 2007-4	219	B	20.2%	44.6%
GMACM 2004-HE3	213	B	0.0%	0.0%
Countrywide HELOC 2007-B	210	CCC	0.0%	5.1%
Private Residential Mortgage Transaction	208	BB	27.4%	34.7%
Terwin Mortgage Trust 2007-1SL (includes $196.5 million repurchased, 95% owned)[1]	203	B	N/A	10.6%
MARM 2007-1 (FKA MASTR 2007-OA1) (includes $1.1 million repurchased, 1% owned)[1]	201	CCC	0.0%	34.2%
Terwin Mortgage Trust 2006-10SL (includes $95.5 repurchased, 50% owned)[1]	190	CCC	N/A	10.0%
Soundview 2007-WMC1	189	CCC	6.0%	69.3%
FHABS 2007-HE1 HELOC	183	BB	0.0%	4.4%
Indymac 2007-H1 HELOC	171	CCC	0.0%	8.5%
Harborview 2007-1	171	CCC	8.9%	58.9%
FHABS 2006-HE2 HELOC	160	BB	0.0%	4.6%
New Century 2005-A	159	B	20.2%	32.5%
Renaissance (DELTA) 2007-3 (includes $62.5 million repurchased, 94% owned)[1]	147	B	18.8%	34.2%
Harborview 2006-1	143	CCC	0.0%	63.0%
CSAB 2006-3	131	CCC	0.0%	43.8%
Countrywide HELOC 2005-C	128	CCC	0.0%	11.5%
CWALT 2007-OA10 (includes $39.9 million repurchased, 53% owned)[1]	123	CCC	10.0%	52.2%
Lehman Excess Trust 2007-16N	115	CCC	5.1%	45.3%
Taylor Bean & Whitaker 2007-2 (includes $28.3 million repurchased, 53% owned)[1]	100	CCC	0.0%	25.8%
Flagstar HELOC 2005-1	94	BB	21.8%	3.5%
Flagstar HELOC 2006-2	92	CCC	24.1%	4.2%
ACE Home Equity Loan Trust 2007-SL3	86	BB	0.0%	7.8%
Deutsche Alt-B 2006-AB1	85	CCC	0.0%	27.6%
CSAB 2006-2 (includes $11.2 million repurchased, 30% owned)[1]	85	CCC	0.0%	38.2%
American Home Mortgage Assets Trust 2007-4	85	CCC	0.0%	35.7%
Soundview Home Loan Trust 2008-1	81	B	28.9%	28.1%
MASTR Asset Backed Securities Trust 2005-NC2	80	CCC	8.0%	35.1%
Private Residential Mortgage Transaction	79	B	21.3%	34.6%
NAAC 2007-S2	78	CCC	0.0%	11.1%
Harborview 2006-10	75	CCC	0.0%	27.1%
Countrywide ALT-A 2005-22T	72	B	5.7%	30.1%
IndyMac IMSC Mortgage Loan Trust 2007-HOA1	67	CCC	N/A	39.3%
CSMC 2007-3	65	CCC	0.0%	32.4%
Terwin Mortgage Trust 2005-16HE	65	B	5.5%	26.8%
Countrywide HELOC 2006-H (includes $22.2 million repurchased, 24% owned)[1]	63	CCC	N/A	17.6%
ACE 2007-SL1	61	BB	N/A	11.4%
Terwin Mortgage Trust 2007-6 ALT (includes $30.2 million repurchased, 36% owned)[1]	60	CCC	0.0%	58.0%
CSAB Mortgage-Backed Trust 2007-1 (includes $11.1 million repurchased, 32% owned)[1]	56	CCC	0.0%	32.8%
Terwin Mortgage Trust 2005-14HE	50	B	5.7%	22.3%
Total U.S. RMBS	**$ 13,366**			

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 27

Assured Guaranty Ltd.

Below Investment Grade Exposures (5 of 5)
As of September 30, 2011
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

Name or description		Net Par Outstanding	Internal Rating	Current Credit Enhancement
U.S. structured finance:				
Other:				
Taberna Preferred Funding IV, Ltd	$	292	CCC	23.7%
Taberna Preferred Funding III, Ltd		287	CCC	14.8%
Alesco Preferred Funding XVI, Ltd		256	B	8.0%
Attentus CDO I, Ltd		221	BB	33.0%
Taberna Preferred Funding II, Ltd		220	CCC	22.1%
Alesco Preferred Funding XVII, Ltd		202	B	17.6%
Weinstein Film Securitization		197	CCC	N/A
Trapeza CDO XI		196	BB-	29.4%
Attentus CDO II, Ltd		182	BB	29.8%
Taberna Preferred Funding VI, Ltd		152	CCC	20.4%
Trapeza CDO X, Ltd		148	BB-	31.2%
Alesco Preferred Funding VI		147	BB+	31.3%
Preferred Term Securities XIX, Ltd		147	BB+	33.2%
US Capital Funding IV, LTD		147	B	16.0%
NRG PEAKER (includes $231.1 million repurchased, 100% owned)[1 2]		143	CCC	N/A
GlenEagles Funding LTD (1st issue)		142	BB	N/A
Alesco Preferred Funding V		124	BB+	34.8%
National Collegiate Trust Series 2007-3		122	CCC	N/A
Preferred Term Securities XVI, Ltd		120	B	20.3%
Synthetic High Yield Pooled Corporate CDO		113	CCC	3.9%
Private Other Non-Municipal Transaction		111	CCC	N/A
National Collegiate Trust Series 2007-4		98	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2		89	BB	16.0%
Greenpoint 2000-4		65	CCC	10.2%
CAPCO - Excess SIPC Excess of Loss Reinsurance		63	BB	N/A
Preferred Term Securities XVIII, Ltd		60	BB	34.1%
America West Airlines Series 2000-1 G-1		59	BB	N/A
Preferred Term Securities XVII, Ltd		56	BB+	29.0%
Preferred Term Securities XX, Ltd		53	BB	28.4%
Rental Car Finance Corp. 2007-1		50	BB	N/A
Total other	$	4,262		
Total	$	17,617		
Non-U.S. structured finance:				
Ballantyne Re, PLC (includes $106.4 million repurchased, 21% owned)[1]	$	500	CC	N/A
Orkney Re II, Plc		423	CCC	N/A
GlenEagles Funding LTD (1st Issue)		232	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue		81	BB	N/A
Private Pooled Corporate Transaction		81	BB	N/A
Augusta Funding Limited 07 Perpetual Note Issue		77	BB	N/A
Synthetic High Yield Pooled Corporate CDO		76	CCC	3.9%
Private Pooled Corporate Transaction		64	BB	N/A
Private Pooled Corporate Transaction		56	BB	N/A
Total	$	1,590		
Total	$	19,207		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
2. Net par shown is net of $88.3 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 28

Net Par Internal Credit name: Outstanding Rating New Jersey (State of) 4,392 $ AA- California (State of) 3,516 BBB+ Massachusetts (Commonwealth of) 3,100 AA New York (City of) New York 3,050 AA New York (State of) 2,722 AA- Chicago (City of) Illinois 2,553 AA- Miami- Dade County Florida Aviation Authority - Miami International Airport 2,331 A Puerto Rico (Commonwealth of) 2,305 BBB- Port Authority of New York and New Jersey 2,282 AA- Houston Texas Water and Sewer Authority 2,278 AA- Los Angeles California Unified School District 2,171 AA- Wisconsin (State of) 2,159 AA- New York MTA Transportation Authority 2,110 A Illinois (State of) 2,104 BBB+ Washington (State of) 2,100 AA- Massachusetts (Commonwealth of) State Sales Tax 1,928 AA University of California Board of Regents 1,923 AA- Pennsylvania (Commonwealth of) 1,869 AA Michigan (State of) 1,785 A+ Philadelphia (City of) Pennsylvania 1,772 BBB- New York City Municipal Water Finance Authority 1,761 AA+ Long Island Power Authority 1,649 A- Chicago- O'Hare International Airport 1,609 A Miami-Dade County Florida School Board 1,564 A- Arizona (State of) 1,523 AA- Chicago Illinois Public Schools 1,479 A+ Los Angeles California Department of Water and Power - Electric Revenue Bonds 1,452 AA- New Jersey Turnpike Authority 1,405 A- Puerto Rico Highway and Transportation Authority 1,396 BBB Atlanta Georgia Water & Sewer System 1,370 BBB+ Massachusetts (Commonwealth of) Water Resources 1,362 AA Kentucky (Commonwealth of) 1,328 AA- Illinois Toll Highway Authority 1,300 AA Metro Washington Airport Authority 1,271 A+ Hawaii (State of) Department of Hawaiian Home Lands 1,218 AA New York State Thruway - Highway Trust Fund 1,202 AA- Connecticut (State of) 1,181 AA+ Puerto Rico Electric Power Authority 1,175 A- Philadelphia Pennsylvania School District 1,160 A District of Columbia 1,117 A+ California State University System Trustee 1,115 A+ Georgia Board of Regents Revenue Stream 1,114 A Pennsylvania Turnpike Commission 1,094 A+ Orlando-Orange County Expressway Authority, Florida 1,094 A+ Detroit Michigan Sewer 1,086 BBB+ New York MTA Dedicated Tax 1,084 AA- Broward County Florida School Board 1,084 AA- Skyway Concession Company LLC 1,071 BBB- North Texas Tollway Authority 1,053 A Austin Texas Combined Utility System Revenue Bonds 1,023 AA- Total top 50 U.S. public finance exposures 86,790 $ Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors. Assured Guaranty Ltd. 50 Largest U.S. Public Finance Exposures As of September 30, 2011 (in millions) Largest Exposures by Sector (1 of 4) Page 29

Assured Guaranty Ltd.

Largest Exposures by Sector (2 of 4)
As of September 30, 2011
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$ 1,302	AA	28.5%
Stone Tower Credit Funding	1,254	AAA	30.6%
Synthetic Investment Grade Pooled Corporate CDO	1,157	AAA	13.3%
Synthetic High Yield Pooled Corporate CDO	975	AAA	41.1%
Synthetic High Yield Pooled Corporate CDO	842	Super Senior	31.4%
Deutsche Alt-A Securities Mortgage Loan 2007-2	807	CCC	0.0%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	14.8%
Synthetic Investment Grade Pooled Corporate CDO	754	Super Senior	29.4%
Mizuho II Synthetic CDO	747	A	N/A
Synthetic Investment Grade Pooled Corporate CDO	738	Super Senior	23.6%
Synthetic Investment Grade Pooled Corporate CDO	733	Super Senior	29.2%
Synthetic High Yield Pooled Corporate CDO	731	AAA	40.0%
Private Consumer Receivable transaction	700	Super Senior	58.4%
280 FUNDING I	660	AAA	40.5%
Synthetic Investment Grade Pooled Corporate CDO	653	AAA	17.2%
ARES Enhanced Credit Opportunities Fund	608	AAA	29.5%
MABS 2007-NCW	562	B	30.6%
Synthetic Investment Grade Pooled Corporate CDO	514	Super Senior	14.3%
Synthetic High Yield Pooled Corporate CDO	494	AAA	46.7%
Denali CLO VII, LTD.	486	AAA	20.1%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Eastland CLO, LTD	455	Super Senior	38.6%
Countrywide HELOC 2006-I	452	CCC	0.0%
SLM Private Credit Student Trust 2007-A	450	BBB	12.5%
Phoenix CLO II	449	AAA	21.3%
Synthetic High Yield Pooled Corporate CDO	437	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	433	AAA	10.7%
LIICA Holdings, LLC	428	AA	N/A
MASTR 2007-3 (NEGAM)	418	CCC	0.0%
Private Residential Mortgage Transaction	417	B	17.1%
Private Residential Mortgage Transaction	414	BB	20.4%
Synthetic Investment Grade Pooled Corporate CDO	414	Super Senior	12.0%
Churchill Financial Cayman	413	AAA	36.1%
Mortgage IT Securities Corp. Mortgage Loan 2007-2	410	B	9.1%
KKR Financial CLO 2007-1	409	AAA	51.3%
Private Consumer Receivable Transaction	400	Super Senior	62.2%
GRAYSON CLO	397	Super Senior	28.8%
Synthetic High Yield Pooled Corporate CDO	393	Super Senior	35.1%
SLM Student Loan Trust 2007 -6	392	AAA	3.8%
Synthetic High Yield Pooled Corporate CDO	388	AAA	29.5%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.2%
Countrywide HELOC 2006-F (includes $98.7 million repurchased, 32% owned)[1]	378	CCC	0.0%
Option One 2007-FXD2	374	CCC	15.7%
Synthetic Investment Grade Pooled Corporate CDO	373	Super Senior	14.2%
Private Residential Mortgage Transaction	373	CCC	19.3%
Deutsche Alt-A Securities Mortgage Loan 2007-3	372	B	4.1%
ARES Enhanced Credit Opportunities Fund	369	AAA	29.5%
Westchester CLO	367	AAA	39.8%
Symphony Credit Opportunities Fund	364	AAA	28.5%
CENT CDO 15 LIMITED	362	Super Senior	17.8%
Total top 50 U.S. structured finance exposures	**$ 27,645**		

1. Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 30

Assured Guaranty Ltd.

Largest Exposures by Sector (3 of 4)

As of September 30, 2011

(in millions)

25 Largest Non-U.S. Exposures

Credit name:	Net Par Outstanding	Internal Rating
Quebec Province	$ 2,240	A+
Sydney Airport Finance Company	1,578	BBB
Thames Water Utility Finance PLC	1,531	A-
Fortress Credit Investments I	977	AAA
Essential Public Infrastructure Capital II	955	Super Senior
Channel Link Enterprises Finance PLC	904	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Southern Gas Networks PLC	820	BBB
Campania Region - Healthcare receivable	773	A-
Japan Expressway Holding and Debt Repayment Agency	720	AA
Paragon Mortgages (No.13) PLC	717	AAA
Capital Hospitals (Issuer) PLC	703	BBB-
Societe des Autoroutes du Nord et de l'est de France S.A.	697	BBB+
United Utilities Water PLC	691	BBB+
Synthetic Investment Grade Pooled Corporate CDO	676	Super Senior
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - B)	667	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - A)	667	A-
International Infrastructure Pool (WISE 2006-1 Plc Senior Swap - C)	667	A-
Southern Water Services Limited	664	A-
Reliance Rail Finance Pty. Limited	646	BB
Synthetic Investment Grade Pooled Corporate CDO	551	Super Senior
ETSA Utility Finance Pty. Limited	545	A-
Taberna Europe CDO II PLC	537	BBB-
DBNGP Finance Co Pty Ltd Note Issue 1 & 2	534	BBB-
Central Nottinghamshire Hospitals PLC	529	BBB
Total top 25 non-U.S. exposures	**$ 20,810**	

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Page 31

Assured Guaranty Ltd.

Largest Exposures by Sector (4 of 4)
As of September 30, 2011
(in millions)

10 Largest U.S. Residential Mortgage Servicers Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.[1]	$ 7,371
Wells Fargo Bank, N.A.	2,485
American Home Mortgage Servicing, Inc.	2,432
GMAC Mortgage, LLC	1,927
Specialized Loan Servicing, LLC	1,654
JPMorgan Chase Bank	1,340
Ocwen Loan Servicing, LLC	1,163
OneWest Bank Group, LLC	694
Select Portfolio Servicing, Inc.	469
Carrington Mortgage Services, LLC	367
Total top 10 U.S. residential mortgage servicers exposures	**$ 19,902**

10 Largest U.S. Healthcare Exposures

Credit name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$ 489	A+	TX
MultiCare Health System	446	A+	WA
Methodist Healthcare, TN	375	A	TN
Virtua Health - New Jersey	355	A	NJ
Meridian Health System	355	A-	NJ
Iowa Health System	339	A+	IA
Bon Secours Health System Obligated Group	311	A-	MD
Asante Health System	291	A	OR
Lehigh Valley Health Network	287	A+	PA
Children's National Medical Center	287	BBB+	DC
Total top 10 U.S. healthcare exposures	**$ 3,535**		

1. Includes Countrywide Home Loans Servicing LP.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

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Assured Guaranty Ltd.

Rollforward of Net Expected Loss and Loss Adjustment Expenses ("LAE") to be Paid

(in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended September 30, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of June 30, 2011	Economic Loss Development During 3Q-11 [1]	(Paid) Recovered Losses During 3Q-11	Expected Loss to be Paid as of September 30, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 3.2	$ (0.8)	$ -	$ 2.4
Alt-A first lien	377.9	(38.2)	(27.9)	311.8
Option ARMs	350.8	48.8	(86.0)	313.6
Subprime first lien	294.5	26.3	(3.0)	317.8
Total first lien	1,026.4	36.1	(116.9)	945.6
Second lien:				
Closed end seconds	(99.0)	48.1	(3.5)	(54.4)
HELOC	(38.3)	(7.8)	(23.9)	(70.0)
Total second lien	(137.3)	40.3	(27.4)	(124.4)
Total U.S. RMBS	889.1	76.4	(144.3)	821.2
TruPS	82.7	15.7	(0.1)	98.3
Other structured finance	276.0	88.1	(7.2)	356.9
Public finance	66.2	6.8	(30.3)	42.7
Total	$ 1,314.0	$ 187.0	$ (181.9)	$ 1,319.1

Rollforward of Net Expected Loss and LAE to be Paid for the Nine Months Ended September 30, 2011

Financial Guaranty Insurance Contracts and Credit Derivatives	Expected Loss to be Paid as of December 31, 2010	Economic Loss Development During 2011 [1]	(Paid) Recovered Losses During 2011	Expected Loss to be Paid as of September 30, 2011
U.S. RMBS				
First lien:				
Prime first lien	$ 1.4	$ 1.0	$ -	$ 2.4
Alt-A first lien	399.8	(15.2)	(72.8)	311.8
Option ARMs	628.8	(34.4)	(280.8)	313.6
Subprime first lien	310.6	22.9	(15.7)	317.8
Total first lien	1,340.6	(25.7)	(369.3)	945.6
Second lien:				
Closed end seconds	87.5	(87.0)	(54.9)	(54.4)
HELOC	(805.7)	96.9	638.8	(70.0)
Total second lien	(718.2)	9.9	583.9	(124.4)
Total U.S. RMBS	622.4	(15.8)	214.6	821.2
TruPS	90.3	11.9	(3.9)	98.3
Other structured finance	261.2	105.9	(10.2)	356.9
Public finance	88.9	(6.7)	(39.5)	42.7
Total	$ 1,062.8	$ 95.3	$ 161.0	$ 1,319.1

1 Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

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Assured Guaranty Ltd.

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development

(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Three Months Ended September 30, 2011

	Future Net R&W Benefit at June 30, 2011	R&W Economic Loss Development During 3Q-11	R&W Recovered During 3Q-11	Future Net R&W Benefit at September 30, 2011
Financial guaranty insurance:				
Prime first lien	$ 2.9	$ 0.1	$ -	$ 3.0
Alt-A first lien	127.6	65.1	-	192.7
Option ARMs	711.2	81.7	(20.2)	772.7
Subprime first lien [1]	81.5	26.2	-	107.7
Closed end seconds	239.7	(23.9)	(9.0)	206.8
HELOC	310.4	9.9	(52.2)	268.1
Total	**$ 1,473.3**	**$ 159.1**	**$ (81.4)**	**$ 1,551.0**
Credit derivatives	**$ 170.4**	**$ 42.6**	**$ -**	**$ 213.0**

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Nine Months Ended September 30, 2011

	Future Net R&W Benefit at December 31, 2010	R&W Economic Loss Development During 2011	R&W Recovered During 2011	Future Net R&W Benefit at September 30, 2011
Financial guaranty insurance:				
Prime first lien	$ 1.1	$ 1.9	$ -	$ 3.0
Alt-A first lien	81.0	111.7	-	192.7
Option ARMs	309.3	530.9	(67.5)	772.7
Subprime first lien [1]	26.8	80.9	-	107.7
Closed end seconds	178.2	37.6	(9.0)	206.8
HELOC	1,004.1	167.0	(903.0)	268.1
Total	**$ 1,600.5**	**$ 930.0**	**$ (979.5)**	**$ 1,551.0**
Credit derivatives	**$ 70.2**	**$ 147.1**	**$ (4.3)**	**$ 213.0**

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies With R&W Benefit

	Number of Risks as of		Debt Service as of	
	September 30, 2011	December 31, 2010	September 30, 2011	December 31, 2010
Financial guaranty insurance:				
Prime first lien	1	1	$ 54.0	$ 57.1
Alt-A first lien	20	17	1,778.4	1,882.8
Option ARMs	11	10	1,768.0	1,909.8
Subprime first lien [1]	5	1	1,071.7	228.7
Closed end seconds	4	4	378.7	444.9
HELOC	15	13	3,522.0	2,969.8
Total	**56**	**46**	**$ 8,572.8**	**$ 7,493.1**
Credit derivatives	**7**	**6**	**$ 3,333.3**	**$ 3,616.5**

1. Includes net interest margin.

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Assured Guaranty Ltd.

Losses Incurred
As of September 30, 2011
(in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions [1]	3Q-11 Losses Incurred	2011 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS						
First lien:						
Prime first lien	$ 603.2	$ (0.4)	$ 0.7	$ 1.8	$ -	$ 0.6
Alt-A first lien	4,842.0	5.1	33.9	220.3	47.7	147.8
Option ARMs	2,387.4	91.1	134.7	236.9	121.1	223.6
Subprime first lien [2]	2,969.8	7.4	22.8	215.3	-	89.4
Total first lien	10,802.4	103.2	192.1	674.3	168.8	461.4
Second lien:						
Closed end seconds	1,034.8	23.6	(17.1)	3.6	114.1	108.3
HELOC	3,429.7	18.5	116.5	49.5	198.4	166.9
Total second lien	4,464.5	42.1	99.4	53.1	312.5	275.2
Total U.S. RMBS	15,266.9	145.3	291.5	727.4	481.3	736.6
TruPS	3,184.1	24.4	20.8	83.5	-	2.1
Other structured finance	3,359.5	88.9	115.9	336.7	5.8	38.1
Public finance	5,416.5	(5.1)	(17.1)	56.5	64.3	46.7
Subtotal	27,227.0	253.5	411.1	1,204.1	551.4	823.5
Effect of consolidating financial guaranty VIEs	-	(37.9)	(105.5)	(74.8)	(236.8)	(240.0)
Total	27,227.0	215.6	305.6	1,129.3	314.6	583.5
Other	-	0.2	0.2	1.9	-	-
Total	**$ 27,227.0**	**$ 215.8**	**$ 305.8**	**$ 1,131.2**	**$ 314.6**	**$ 583.5**

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts [3]	Reserve and Credit Impairment	Salvage and Subrogation Recoverable	Net
Gross	$ 670.7	$ 536.1	$ 1,206.8	$ 360.2	$ 846.6
Ceded	48.0	27.6	75.6	45.6 [4]	30.0
Net	$ 622.7	$ 508.5	$ 1,131.2	$ 314.6	$ 816.6

1. As of September 30, 2011, securities purchased for loss mitigation purposes represented $1,093.1 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $245.4 million in gross par outstanding.
2. Includes net interest margin.
3. Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.
4. Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Page 35

Assured Guaranty Ltd.

Summary Financial and Statistical Data

(dollars in millions, except per share amounts)

	As of and for Nine Months Ended September 30, 2011	Year Ended December 31, 2010	2009	2008	2007
GAAP Summary Income Statement Data					
Net earned premiums	$ 695.1	$ 1,186.7	$ 930.4	$ 261.4	$ 159.3
Net investment income	290.7	354.7	259.2	162.6	128.1
Realized gains and other settlements on credit derivatives	25.1	153.5	163.6	117.6	74.0
Total expenses	559.1	764.2	800.2	440.9	161.5
Income (loss) before income taxes	1,181.2	549.3	116.9	112.3	(463.0)
Net income (loss) attributable to Assured Guaranty Ltd.	859.2	493.7	86.0	68.9	(303.3)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	4.61	2.61	0.66	0.77	(4.38)
GAAP Summary Balance Sheet Data					
Total investments and cash	11,435.8	10,849.3	11,012.5	3,643.6	3,147.9
Total assets	18,405.0	19,841.9	16,779.4	4,555.7	3,762.9
Unearned premium reserve	6,111.8	6,972.9	8,381.0	1,233.7	887.2
Loss and LAE reserve	670.7	574.4	299.7	196.8	125.6
Long-term debt	1,041.7	1,052.9	1,066.5	347.2	347.1
Shareholders' equity attributable to Assured Guaranty Ltd.	4,766.7	3,733.5	3,509.3	1,926.2	1,666.6
Book value attributable to Assured per share	26.16	20.32	19.06	21.18	20.85
Non-GAAP Financial Measures					
Operating income	$ 430.9	$ 664.1	$ 282.2	$ 74.5	$ 178.0
Operating income per diluted share	2.31	3.51	2.18	0.84	2.57
Adjusted book value	8,904.9	8,988.9	8,886.9	3,817.8	3,349.8
PVP	155.2	362.7	640.2	823.0	874.6
Other Financial Information (GAAP Basis)					
Net debt service outstanding (end of period)	$ 865,692	$ 927,143	$ 958,265	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	959,429	1,029,982	1,095,037	354,858	307,657
Net par outstanding (end of period)	571,725	617,131	640,422	222,722	200,279
Gross par outstanding (end of period)	630,163	681,248	726,929	227,164	204,809
Other Financial Information (Statutory Basis)					
Net debt service outstanding (end of period)	$ 850,540	$ 905,131	$ 942,193	$ 348,816	$ 302,413
Gross debt service outstanding (end of period)	941,853	1,004,096	1,076,039	354,858	307,657
Net par outstanding (end of period)	557,794	598,843	626,274	222,722	200,279
Gross par outstanding (end of period)	614,019	659,765	709,786	227,164	204,809
Consolidated qualified statutory capital	5,703	4,915	4,841	2,310	2,079
Consolidated policyholders' surplus and reserves	10,841	10,247	10,409	3,652	3,040
Ratios:					
Par insured to statutory capital	98:1	122:1	129:1	96:1	96:1
Capital ratio [1]	149:1	184:1	195:1	151:1	145:1
Financial resources ratio [2]	65:1	72:1	72:1	70:1	68:1
Gross debt service written:					
Public finance - U.S.	$ 18,781	$ 48,990	$ 87,940	$ 68,265	$ 66,190
Public finance - non-U.S.	-	51	894	3,350	11,849
Structured finance - U.S.	1,158	2,962	2,501	13,972	42,414
Structured finance - non-U.S.	-	-	-	5,490	13,122
Total gross debt service written	$ 19,939	$ 52,003	$ 91,335	$ 91,077	$ 133,575
Net debt service written	$ 19,939	$ 52,003	$ 91,335	$ 89,871	$ 129,872
Net par written	11,300	30,759	49,759	55,418	84,686
Gross par written	11,300	30,759	49,921	56,140	88,117

1. The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
2. The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the explanation within the Non-GAAP Financial Measures.

Page 36

Glossary Net Par Outstanding and Internal Ratings Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point. Net par outstanding is insured par exposure net of reinsurance cessions. Performance Indicators The performance information described below is obtained from sources such as Intex, Bloomberg and/or provided by the trustee and may be subject to restatement or correction: 60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance. Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance. Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception. Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions. Sectors Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for December 31, 2010. Public Finance: General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds. Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities. Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies. Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges. Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities. Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue. Page 37

Glossary (continued) Sectors (continued) Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity. Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities. Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration. Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company’s international regulated utility business is conducted in the United Kingdom. Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations. Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits. Structured Finance: Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues. Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income. Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions. CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by noninvestment grade/high yield collateral. Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties. Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off. Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables. Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable. Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets. Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property. Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas. Page 38

Non-GAAP Financial Measures The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Assured Guaranty’s management and board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results. The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures. Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following: 1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax foreign exchange gains (losses) on revaluation of net premium receivables. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange revaluation gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize. 5) Elimination of the effects of consolidating certain financial guaranty VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following: 1) Elimination of the effects of consolidating certain VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs. 2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. 4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange revaluation). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore will not recognize an economic loss. Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis. Page 39

Non-GAAP Financial Measures (continued) Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in, foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following: 1) Elimination of after-tax deferred acquisition costs. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods. 2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below. 3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed. Net expected losses to be expensed are not reflected in GAAP equity. Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6% (which represents the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation. PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of insurance and credit derivative contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6% (the Company’s tax-equivalent pre-tax investment yield on its investment portfolio). For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, refinancing or refunding activity, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation. Page 40

Contacts: Equity and Fixed Income Investors: Robert Tucker Managing Director, Investor Relations (212) 339-0861 rtucker@assuredguaranty.com Ross Aron Vice President, Investor Relations (212) 261-5509 raron@assuredguaranty.com Assured Guaranty Ltd. Michael Walker 30 Woodbourne Avenue Director, Fixed Income Investor Relations Hamilton HM 08 (212) 261-5575 Bermuda mwalker@assuredguaranty.com (441) 279-5705 www.assuredguaranty.com Media: Ashweeta Durani Vice President, Corporate Communications (212) 408-6042 adurani@assuredguaranty.com